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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Form N-1A filing of our auditors' reports on the financial statements of the Walden/BBT Domestic Social Index Fund and the Walden/BBT International Social Index Fund of the Coventry Group dated May 14, 2001 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 86 Form N-1A filing.


/s/ Arthur Andersen LLP


ARTHUR ANDERSEN LLP


Columbus, Ohio,
  July 27, 2001